Exhibit 32

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, each of the undersigned officers of Adama Technologies Corporation, (the “ Company ” ), does hereby certify, to each such officer ’ s knowledge, that:

(1)    The quarterly report on form 10-Q of the Company for the quarter ended June 30, 2016 ( “ the Report ” ) fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: September 23, 2016	By:	/s/ Michael Choo
Michael Choo
Chief Executive Officer
Dated: September 23, 2016	By:	/s/ John Burke
John Burke
Principal Accounting Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.